                                FORM S-8           REGISTRATION NO. 33-_________

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         AIR-CURE TECHNOLOGIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                                            41-1667001
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

       2727 Allen Parkway, Suite 760, Houston, Texas            77019
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

           Air-Cure Technologies, Inc. Directors' Stock Option Plan
                           (FULL TITLE OF THE PLAN)

                              Lawrance W. McAfee
                           Chief Financial Officer
                        2727 Allen Parkway, Suite 760
                             Houston, Texas 77019
                   (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (713) 285-2700
        (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
                              John D. Robertson
                            Hartzog Conger & Cason
                         1600 Bank of Oklahoma Plaza
                              201 Robert S. Kerr
                           Oklahoma City, OK  73102

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: from time to time after the Registration Statement becomes effective.

                       CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------------------
                                                   PROPOSED           PROPOSED MAXIMUM
  TITLE OF SECURITIES TO     AMOUNT TO BE      MAXIMUM OFFERING      AGGREGATE OFFERING         AMOUNT OF
      BE REGISTERED           REGISTERED      PRICE PER UNIT(1)           PRICE(1)         REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------
 Common Stock                  100,000              $3.06                $306,000                $100.00
- -----------------------------------------------------------------------------------------------------------------------------

         (1) Calculated pursuant to Rule 457(h)(1) as follows: the maximum offering price per share upon the exercise of options not yet granted for 100,000 shares at $3.06 per share, the last sales price of the Common Stock as reported by NASDAQ on July 23, 1996, in accordance with Rule 457(c).

         Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 429(a), the Prospectus contained herein is a combined prospectus relating to the Common Stock registered hereby and the Common Stock registered on Form S-8 Registration Statement No. 33-68516 and Form S-8 Registration Statement No. 33-68518.

                     REGISTRATION OF ADDITIONAL SECURITIES

         Air-Cure Technologies, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the contents of Registration Statement on Form S-8, File No. 33-68516.


                                    PART II

         Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement and made a part hereof:

                 (a) The Company's annual report on Form 10-K for the year ended December 31, 1995 filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (including those portions of the Company's definitive proxy statement for the annual meeting of stockholders which are incorporated by reference into such annual report on Form 10-K);

                 (b) The Company's quarterly report on Form 10-Q for the three months ended March 31, 1996 filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934; and

                 (c) The description of the Company's Common Stock, par value $0.001 per share, contained in the Company's Registration Statement on Form 8-A (File No. 1-10668) filed with the Commission pursuant to the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

         All documents, reports and definitive proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which are filed subsequent to the date hereof and prior to the termination of the offering made hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such document, report or definitive proxy statement with the Commission.

         Item 8. Exhibits.


                 Exhibit No.                       Description
                 -----------                       -----------
                  5.1                              Opinion of Hartzog Conger & Cason

                 23.1                              Consent of Arthur Andersen L.L.P.

                 23.2                              Consent of KPMG Peat Marwick LLP

                 23.3                              Consent of Grant Thornton LLP

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25 day of July, 1996.


                                        AIR-CURE TECHNOLOGIES, INC.




                                        By:  /s/ Mark E. Johnson
                                            ______________________________
                                            Mark E. Johnson,
                                            Chief Executive Officer




                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Air-Cure Technologies, Inc. hereby constitutes and appoints Lawrance W. McAfee his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for and in his name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



         SIGNATURE                            TITLE                                      DATE
         ---------                            -----                                      ----

/s/  Mark E. Johnson
- ------------------------------            Chairman, President,                      July 24, 1996
     Mark E. Johnson                       Chief Executive Officer
                                           and Director
                                           (Principal Executive
                                           Officer)



/s/  William Porter
- ------------------------------            Director                                  July 24, 1996
     William Porter



/s/  James L. Rainey
- ------------------------------            Director                                  _______, 1996
     James L. Rainey, Jr.



/s/  Lawrance W. McAfee
- ------------------------------            Executive Vice President,                 July 24, 1996
     Lawrance W. McAfee                    Chief Financial Officer,
                                           Secretary and Director
                                           (Principal Financial Officer
                                           and Principal Accounting
                                           Officer)
/s/  Thomas Amonett
- ------------------------------            Director                                 ________, 1996
     Thomas Amonett


/s/  Pierre Melcher
- ------------------------------            Senior Vice President,                    July 24, 1996
     Pierre Melcher                        Treasurer and Director

                               INDEX TO EXHIBITS


                 Exhibit No.                       Description
                 -----------                       -----------
                  5.1                              Opinion of Hartzog Conger & Cason

                 23.1                              Consent of Arthur Andersen L.L.P.

                 23.2                              Consent of KPMG Peat Marwick LLP

                 23.3                              Consent of Grant Thornton LLP